                                                                      EXHIBIT 23


            [LETTERHEAD OF CRISP HUGHES & CO. L.L.P. APPEARS HERE]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

        We have issued our reports dated February 4, 1998, accompanying the consolidated financial statements of Twin City Bancorp, Inc. and Subsidiary appearing in the 1997 Annual Report which are incorporated by reference in the Form 10-KSB/A. We consent to the incorporation by reference to Form 10-KSB/A, and to the Registration Statement on Form S-8 (No. 33-92848), of the aforementioned reports.


/s/ Crisp Hughes Evans LLP
    CRISP HUGHES EVANS LLP

Asheville, North Carolina
June 30, 1998